UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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DISTRIBUTED ENERGY SYSTEMS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2006

Dear Distributed Energy Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Distributed Energy Systems Corp. The Annual Meeting will be held at the Marriot Hartford Windsor Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, on Tuesday June 6, 2006, beginning at 10:00 a.m., local time.

The enclosed proxy statement describes the matters that will be presented at the Annual Meeting: (1) the election of two Class III directors for a three-year term to extend until the 2009 Annual Meeting of Stockholders, and (2) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. You may also vote electronically as directed on the proxy. If you decide to attend the Annual Meeting and vote in person, signing the proxy will not prevent you from voting your stock as you wish, as the proxy is revocable at your option.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Ambrose L. Schwallie

Chief Executive Officer

DISTRIBUTED ENERGY SYSTEMS CORP.

10 Technology Drive

Wallingford, CT 06492

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 6, 2006

The Annual Meeting of Stockholders of Distributed Energy Systems Corp. will be held at the Marriot Hartford Windsor Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, on Tuesday, June 6, 2006, beginning at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class III directors for a three-year term extending until the 2009 Annual Meeting of Stockholders.

2.	To ratify the selection by the board of directors of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has no knowledge of any other business to be transacted at the Annual Meeting.

Holders of record of the Company’s common stock at the close of business on April 12, 2006 are entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of the Company’s stockholders is open for examination to any stockholder at the principal executive offices of the Company, 10 Technology Drive, Wallingford, CT 06492 and will be available at the Annual Meeting.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

By Order of the Board of Directors,

John A. Glidden

Secretary

April 20, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY AS DIRECTED ON THE PROXY. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING YOUR STOCK AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION.

DISTRIBUTED ENERGY SYSTEMS CORP.

10 Technology Drive

Wallingford, CT 06492

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 6, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Distributed Energy Systems Corp. for use at the Annual Meeting of Stockholders to be held on Tuesday, June 6, 2006, and at any adjournment thereof.

All executed proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying notice of meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Annual Meeting that the stockholder intends to revoke the proxy and vote in person.

On April 12, 2006, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 37,652,976 shares of common stock of the Company, par value $.01 per share. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

The notice of meeting, this proxy statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 are first being sent or given to stockholders on or about April 20, 2006. The Company will, upon written request of any stockholder and the payment of an appropriate processing fee, furnish copies of the exhibits to its Annual Report on Form 10-K. Please address all such requests to Distributed Energy Systems Corp., 10 Technology Drive, Wallingford, CT 06492, Attention: John A. Glidden, Secretary.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 2, 2006 by (i) each person who has reported to the Securities and Exchange Commission beneficial ownership of more than 5% of the outstanding shares of common stock, (ii) each director and nominee for director of the Company, (iii) the chief executive officer of the Company and the four other most highly compensated executive officers of the Company who were serving as executive officers on December 31, 2005 (the “Named Executive Officers”), and (iv) all executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

Except as set forth herein, the business address of the named beneficial owner is c/o Distributed Energy Systems Corp., 10 Technology Drive, Wallingford, CT 06492.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES	PERCENT OF CLASS (%)(2)
Dimensional Fund Advisors Inc. (3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,160,712	5.78%
Robert W. Shaw, Jr. (4)	789,970	2.10
Ambrose L. Schwallie	184,841	*
Walter W. Schroeder (5)	1,045,010	2.74
Clint Coleman (6)	247,983	*
Gerald B. Ostroski (7)	176,925	*
James H. Ozanne (8)	92,021	*
Theodore Stern (9)	42,706	*
Paul F. Koeppe (10)	115,538	*
Mark E. Murray	6,250	*
Robert J. Friedland (11)	525,624	1.40
Darren Jamison (12)	37,889	*
All executive officers, directors and nominees for directors, as a group (12 individuals) (13)	3,455,698	8.81

*	Less than 1%.
(1)	The number of shares beneficially owned by each director, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 2, 2006 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.
(2)	Based upon 37,397,446 shares of common stock outstanding as of March 2, 2006.
(3)	Dimensional Fund Advisors Inc., or Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to herein as the Funds. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Distributed Energy described in this schedule that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Distributed Energy held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. This information is derived solely from a Schedule 13G filed by Dimensional with the Securities and Exchange Commission on February 6, 2006.
(4)	Includes 215,500 shares subject to options exercisable within 60 days after March 2, 2006 and 76,316 shares held of record by Micro-Generation Technology Fund, LLC. Dr. Shaw is president of Arete Corporation which is the manager of Micro-Generation Technology Fund, LLC. Dr. Shaw disclaims beneficial ownership of the shares held by Micro-Generation Technology Fund, LLC.
(5)	Includes 732,930 shares subject to options exercisable within 60 days after March 2, 2006.
(6)	Includes 51,940 shares subject to options exercisable within 60 days after March 2, 2006, and warrants to purchase 49,575 shares of common stock.
(7)	Includes 14,500 shares of common stock held of record by a trust of which Mr. Ostroski and his wife are trustees and 141,000 shares subject to options held by Mr. Ostroski which are exercisable within 60 days after March 2, 2006. Also includes 18,425 shares held of record by other family members of Mr. Ostroski, as to which Mr. Ostroski disclaims beneficial ownership.

(8)	Includes 10,000 shares held of record by Greenrange Partners, 10,000 shares held by children of Mr. Ozanne and 72,021 shares subject to options exercisable within 60 days after March 2, 2006.
(9)	Includes 39,367 shares subject to options exercisable within 60 days after March 2, 2006. Includes 3,339 shares of common stock held of record by Bomoseen Associates L.P. Mr. Stern is general partner of Bomoseen Associates L.P.
(10)	Includes 81,000 shares subject to options exercisable within 60 days after March 2, 2006.
(11)	Includes 249,312 shares subject to options exercisable within 60 days after March 2, 2006.
(12)	Includes 12,500 shares subject to options exercisable within 60 days after March 2, 2006.
(13)	See notes 4 through 12 above. Also includes 15,132 shares of common stock owned by and 175,809 shares of common stock subject to options exercisable within 60 days after March 2, 2006 held by an officer not separately listed.

Votes Required

The holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

The affirmative vote of the holders of shares of common stock representing a plurality of the votes cast on the matter is required for the election of the Class III directors. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the other matters to be voted on at the Annual Meeting and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current year.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the ratification of the selection of the auditors) that require the affirmative vote of a certain percentage of the votes cast or the shares voting on the matter.

PROPOSAL 1—ELECTION OF CLASS III DIRECTORS

The Company has a classified board of directors currently consisting of three Class I directors, two Class II directors and two Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2007, 2008 and 2006, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The persons named in the enclosed proxy will vote to elect, as Class III directors, Walter W. Schroeder and Robert W. Shaw, Jr., unless authority to vote for the nominees is withheld by marking the proxy to that effect. Each Class III director will be elected to hold office until the 2009 annual meeting of stockholders (subject to the election and qualification of his successor or to his earlier death, resignation, or removal).

Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

For each member of the board of directors whose term of office as a director continues after the Annual Meeting, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly-held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company. Information with respect to the number of shares of common stock beneficially owned by each director and nominee for director, directly or indirectly, as of April 12, 2006 appears under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Ambrose L. Schwallie was appointed as a director of the Company in January 2006. Paul F. Koeppe and Theodore Stern, each of whom previously served as a director of the Company’s subsidiary Northern Power Systems, Inc., became directors of the Company upon the merger with Northern in December 2003. The remaining directors of the Company, all of whom previously served as directors of the Company’s subsidiary Proton Energy Systems, Inc., were appointed at the time of the Company’s formation in May 2003.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES NAMED ABOVE.

Nominees for Terms Expiring in 2009 (Class III Directors)

Walter W. Schroeder, age 57, is one of Proton’s founders. He has served as the Company’s, or Proton’s, President, and as a member of the Company’s, or Proton’s, board of directors, since Proton’s founding in August 1996. From August 1996 to January 2006, Mr. Schroeder also served as the Company’s, or Proton’s, president. From 1991 to August 1996, Mr. Schroeder served as an officer of AES Corp., an independent power company. From 1986 to 1991, Mr. Schroeder was a vice president in the investment banking division of Goldman Sachs & Co.

Robert W. Shaw, Jr., age 64, has served as the Company’s, or Proton’s, chairman of the board of directors since Proton’s founding in August 1996. Dr. Shaw has served as president of Arete Corporation, a private investment firm, since March 1997. From 1983 to 1997, Dr. Shaw served as president of Arete Ventures, Inc., a private investment firm he founded to invest in the fields of modular/dispersed power generation, renewable power generation and specialty materials. Prior to that time, Dr. Shaw was a senior vice president and director of Booz Allen & Hamilton, a consulting firm, where he founded the firm’s energy division. In addition, he serves as a director of CTP Hydrogen Corporation and H2Gen Innovations, Inc., each a private power technology company.

Directors Whose Terms Expire in 2007 (Class I Directors)

Paul F. Koeppe, age 56, became a director of Northern in 1998. Prior to his retirement in 2001, Mr. Koeppe served as executive vice president of American Superconductor, an electricity solutions company. Mr. Koeppe joined American Superconductor in 1997, in connection with the acquisition of Superconductivity, Inc., a manufacturer of superconducting magnetic energy storage systems which Mr. Koeppe founded and served as president. From 1993 to 1995, Mr. Koeppe was acting chief executive officer and chairman of the executive committee of the board of directors of Best Power, Inc., a supplier of uninterruptible power supply packages.

Gerald B. Ostroski, age 64, became a director of Proton in February 1999. Mr. Ostroski served as vice president of Minnesota Power, Inc. from January 1982 until his retirement from that firm as vice president, emerging technology investments in July 2002. During his tenure at Minnesota Power, Mr. Ostroski also served as president of Minnesota Power’s Synertec subsidiary and served as a director or officer of several other Minnesota Power subsidiaries. He also served on the board of directors of the Minnesota High Technology Association, and serves on and chaired the University of Minnesota’s Natural Resources Research Institute Industry Advisory Board. Prior to his retirement, Mr. Ostroski was a registered professional engineer, licensed in Minnesota and North Dakota.

Ambrose L. Schwallie, age 58, has served as the Company’s chief executive officer, and as a member of its board of directors, since January 2006. From November 2001 to December 2005, Mr. Schwallie served as president of the defense business unit of Washington Group International, an integrated engineering construction and management solutions company. From August 1999 to November 2001, Mr. Schwallie served as president of the government business unit of Washington Group International.

Directors Whose Terms Expire in 2008 (Class II Directors)

James H. Ozanne, age 62, became a director of Proton in December 2003. Since January 2000, Mr. Ozanne has been chairman of Greenrange Partners, a venture capital investment company. He was previously chairman of Nations Financial Holdings Corporation, president and chief executive officer of US West Capital Corporation and executive vice president of General Electric Capital Corporation. He became a director of FSA Holdings in January 1990 and was vice chairman from May 1998 to July 2000.

Theodore Stern, age 76, became a director of Northern in 1998. Mr. Stern is the chairman of the board of directors of UCN Inc., a telecommunications provider. Mr. Stern was chief executive officer of UCN Inc. until January 2005. Mr. Stern was senior executive vice president and a member of the board of directors of Westinghouse Electric Corporation, where he was responsible for the electrical utility and environmental system businesses. Since 1993, Mr. Stern has been a management consultant operating as a sole proprietor of Strategy Advisors Group.

Board and Committee Meetings

The board of directors of the Company met seven times (including by telephone conference) during 2005. Each of the Company’s incumbent directors attended at least 75% of the meetings of the board of directors and of the committees on which they served during 2005.

The board of directors has three standing committees: compensation committee, audit committee, and nominating and corporate governance committee. The board of directors has determined, upon the recommendation of the nominating and corporate governance committee, that the members of the Company’s board of directors, other than Mr. Schwallie and Mr. Schroeder, are “independent” within the meaning of the rules of the NASDAQ Stock Market. Moreover, the board of directors has determined, upon the recommendation of the nominating and corporate governance committee, that each member of the audit committee of the Company’s board of directors is also “independent” within the meaning of the rules of the Securities and Exchange Commission. Each of the Company’s compensation, audit and nominating and corporate governance committees is comprised of independent directors.

The charters for the Company’s compensation, audit and nominating and corporate governance committees, together with the Company’s corporate governance guidelines and code of business conduct and ethics, are available on the investor relations section of the Company’s website at http://www.distributed-energy.com. The board of directors regularly reviews corporate governance developments and modifies these policies and charters as warranted. Any modifications are reflected on the Company’s website at the address indicated above.

The compensation committee has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company’s executive officers and administers and grants stock options and other stock-based awards pursuant to the Company’s stock plans. The compensation committee held three meetings during 2005. The current members of the compensation committee are Messrs. Koeppe (Chair), Ostroski and Ozanne.

The audit committee members are currently Messrs. Ostroski, Ozanne (Chair) and Stern, and Dr. Shaw. The audit committee held six meetings during 2005. The primary functions of the audit committee include:

•	selecting the Company’s registered public accounting firm;

•	reviewing the independence of the Company’s registered public accounting firm;

•	reviewing the annual audit plan of the Company’s registered public accounting firm, the results of the independent audit, and the report and recommendations of the registered public accounting firm;

•	evaluating the adequacy of the Company’s internal financial and accounting processes and controls; and

•	reviewing with management and the Company’s registered public accounting firm, the annual and interim financial statements of the Company.

The board of directors has determined that Mr. Ozanne is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The nominating and corporate governance committee currently consists of Messrs. Koeppe, Ostroski (Chair) and Ozanne, and Dr. Shaw. The nominating and corporate governance committee held one meeting during 2005 and approved the nomination of the persons nominated for election as Class III directors at the annual meeting. The primary duties of the nominating and corporate governance committee include:

•	making recommendations to the board of directors and stockholders of the Company regarding recruitment of new directors, re-election of incumbent directors and tenure and retirement policies for directors;

•	studying and reviewing with management the effectiveness of the organization and conduct of business of the board of directors and making recommendations to the board of directors with respect thereto; and

•	developing and assessing the Company’s corporate governance guidelines and reviewing codes of conduct and management reports on employee compliance.

In identifying and recommending to the board of directors qualified candidates for board membership, the nominating and corporate governance committee focuses primarily on the following criteria: reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and ability to exercise sound judgment; ability to understand the Company and its industry; ability to understand the interests of the various constituencies of the Company, including stockholders, employees, customers and the general public; and the extent to which the experience, knowledge and abilities of the candidate, combined with that of other board members, will assist the board in fulfilling its responsibilities. The nominating and corporate governance committee does not set specific, minimum qualifications that candidates must meet in order for the nominating and corporate governance committee to recommend them to the board of directors, but rather believes that each candidate should be evaluated based on his or her individual merits. The nominating and corporate governance committee gives appropriate consideration to candidates for board membership nominated by stockholders in accordance with the Company’s bylaws, and shall evaluate such candidates in the same manner as other candidates identified to the nominating and corporate governance committee. The nominating and corporate governance committee may use outside search firms to assist in identifying candidates.

Stockholders wishing to propose director candidates for consideration by the Company may do so by writing to the Secretary of the Company and providing information specified in the Company’s bylaws, including the candidate’s name, address and principal occupation. The Company’s bylaws set forth further requirements for stockholders wishing to nominate director candidates for consideration by stockholders including, among other things, that a stockholder must give written notice of an intent to make such a nomination complying with the bylaws of the Company to the Secretary of the Company not less than 60 days nor more than 90 days prior to the stockholders’ meeting; provided that, in the event the date of the 2007 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2006 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2007 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2007 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first.

The Company’s corporate governance guidelines also include a policy regarding communications with the board. The board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Stockholders of the Company and others who have concerns about the conduct of the Company or any of its personnel, including with respect to the Company’s accounting controls or auditing matters, may direct such concerns, in a confidential or anonymous manner, to the company’s hotline service, Report it. Report it will communicate such concerns to the audit committee chair. Report it may be contacted at www.reportit.net or by phone at 1-877-778-5463.

The Company’s corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. In 2005, seven directors attended the annual meeting of stockholders.

Compensation of Directors

The Company’s compensation program for its non-employee directors provides for the grant of options to purchase 20,000 shares of common stock to each new non-employee director upon his or her appointment to the board of directors. These options have an exercise price equal to the fair market value of the common stock at the date of grant and vest over a three-year period. In addition, each non-employee director will receive annually restricted common stock of the Company having a value of $40,000. Such shares will vest over a one-year period and be issued on the condition that the director attend at least 75% of scheduled meetings during the year. The director may elect to receive $12,000 of this compensation in cash. In addition, the chairman of the board of directors of the Company will receive quarterly restricted common stock of the Company having a value of $8,000. Such shares will vest over a one-year period. The chairman may elect to receive $2,400 of this compensation in cash. The chairmen of the audit, compensation and nominating and corporate governance committees of the board of directors will also receive quarterly restricted common stock of the Company having a value of $4,000, in the case of the audit committee, $3,000 in the case of the compensation committee, and $2,000 in the case of the nominating and corporate governance committee. Such shares will vest over a one-year period. Each committee chairman may elect to receive 30% of the value of the restricted stock award in cash.

In addition, non-employee directors will earn options to purchase shares based upon their participation in board or board committee meetings. Board members who participate in board meetings receive options to purchase 700 shares of common stock for each meeting attended. Board committee members receive options to purchase 500 shares of common stock for each committee meeting attended. These options will be awarded at the end of the quarter in which the meetings occur and have an exercise price equal to the fair market value of the common stock at the date of grant and vest immediately.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

In 2005, the eligible directors received options to purchase an aggregate of 236,500 shares of common stock of the Company. The weighted average exercise price of these options was $3.95.

Compensation of Executive Officers

The table below sets forth, for the years ended December 31, 2005, 2004 and 2003, the total compensation earned by the Company’s chief executive officer and its four other most highly compensated executive officers in the year ended December 31, 2005 whose salary and bonus totaled at least $100,000 for the fiscal year (together, the “Named Executive Officers”). In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table below does not include medical, group life or certain other benefits which are available to all salaried employees, and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person’s salary and bonus shown in the table. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name And Principal Position	Year	Salary	Bonus	Securities Underlying Options (1)	All Other Compensation (2)
Walter W. Schroeder President	2005 2004 2003	$308,986 307,820 306,811	$30,000 — 40,000	40,000 86,277 40,000	$9,518 11,218 10,218

Mark E. Murray (3) President—Proton Energy Systems, Inc.	2005 2004	199,330 45,000	20,000 25,000	25,000 125,000	6,152 —

Darren R. Jamison (3) Chief Operating Officer—Northern Power Systems, Inc.	2005 2004	180,802 154,452	28,000 —	— 150,000	5,339 3,302

Clint Coleman (3) President—Northern Power Systems, Inc	2005 2004 2003	157,960 189,405 142,293	— — 10,900	65,000 — 244,878	3,660 4,490 3,201

Robert J. Friedland Senior Vice President of Advanced Technology Group	2005 2004 2003	145,603 140,289 149,507	16,000 32,000 10,000	20,000 28,643 15,000	6,738 5,572 5,835

(1)	Represents the number of shares of common stock subject to options granted during the respective years. The Company has never granted any stock appreciation rights.
(2)

Includes disability insurance premiums paid on behalf of the Named Executive Officer. Also includes medical insurance premiums of $1,600 paid on behalf of Mr. Coleman in 2004. In addition, in 2004, 2003 and 2002, the Company made 401(k) matching contributions to

Mr. Schroeder ($6,300 in 2005, $8,000 in 2004 and $7,000 in 2003), Mr. Murray ($6,152 in 2005), Mr. Jamison ($5,339 in 2005 and $3,302 in 2004), Mr. Coleman ($3,660 in 2005, $2,890 in 2004 and $2,803 in 2003) and Mr. Friedland ($5,454 in 2005, $4,288 in 2004 and $4,551 in 2003).

(3)	Mr. Murray joined the Company as president—Proton Energy Systems, Inc. in September 2004. Mr. Jamison joined the Company as executive vice president of operations—Northern Power Systems, Inc. in February 2004, became chief operating officer—Northern Power Systems, Inc. in December 2004 and became president—Northern Power Systems, Inc. in September 2005. Mr. Coleman joined the Company as president—Northern Power Systems, Inc. as part of the Northern Power Systems acquisition in December 2003 and became executive vice president, corporate development—Distributed Energy Systems Corp. in September 2005.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options during the year ended December 31, 2005 to the Named Executive Officers. All of these options were granted at fair market value as determined by the board of directors on the date of grant. The Company granted no stock appreciation rights during the year ended December 31, 2005.

Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Shares Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Market Price on Grant Date	Expiration
							5%	10%
Walter W. Schroeder	30,001	(1)	4.4%	2.63	2.63	1/9/2015	$49,621	$125,750
Walter W. Schroeder	9,999	(1)	1.5%	2.63	2.63	1/9/2015	16,538	41,911
Robert J. Friedland	20,000	(1)	2.9%	2.63	2.63	1/9/2015	33,080	83,831
Mark E. Murray	25,000	(1)	3.6%	2.63	2.63	1/9/2015	41,350	104,789
Clint Coleman	25,000	(1)	3.6%	2.63	2.63	1/9/2015	41,350	104,789
Clint Coleman	7,725	(2)	1.1%	6.76	6.76	8/31/2015	32,842	83,227
Clint Coleman	12,275	(2)	1.8%	6.76	6.76	8/31/2015	52,185	132,247
Clint Coleman	20,000	(2)	2.9%	7.50	7.50	9/21/2015	94,334	239,061

(1)	Each option cumulatively vests as to one-quarter of the shares on approximately the first, second, third and fourth anniversaries of the grant date and expires ten years from the date of grant.
(2)	Each option vests immediately upon grant and expires ten years from the date of the grant.

Option Exercises and Fiscal Year-End Option Values

The table below sets forth information concerning options exercised by each of the Named Executive Officers during the year ended December 31, 2005 and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2005. No stock appreciation rights were exercised during fiscal 2005 by the Named Executive Officers or were outstanding at year end.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Walter W. Schroeder	66,836	$239,358	726,417	117,013	$1,356,068	$528,860
Robert J. Friedland	75,018	255,061	229,304	43,758	415,062	199,558
Clint Coleman	141,203	486,944	34,828	73,908	83,210	323,277
Mark E. Murray	31,250	222,500	—	118,750	—	682,500
Darren R. Jamison	12,500	126,432	25,000	112,500	131,000	553,500

The value of unexercised in-the-money options at fiscal year-end has been calculated on the basis of $7.58, which was the last sales price per share of the common stock on December 31, 2005, as reported on the NASDAQ National Market, less the per-share exercise price.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On January 27, 2006, the Company entered into an agreement with Walter W. Schroeder, its president, under which Mr. Schroeder will continue to serve as president of the Company until July 17, 2007 and continue to be employed by the Company until January 17, 2008, unless his employment is terminated earlier as provided below. Mr. Schroeder will receive his current salary of $300,000, subject to adjustment if the board of directors determines to increase his salary. Mr. Schroeder has the right to terminate his employment as of October 17, 2006. If such termination is approved by the board of directors, Mr. Schroeder will receive severance payments of up to one year of his salary and all options held by Mr. Schroeder to purchase common stock of the company that were scheduled to vest by year-end 2006 and one-half of the options held by Mr. Schroeder to purchase common stock of the Company that were scheduled to vest by June 30, 2008 shall be immediately vested. Such options shall be exercisable until December 31 of the year in which such options otherwise would have terminated or two and a half months after such options otherwise would have terminated (the “Safe Harbor Extension Date”). If such termination of employment is not approved by the board of directors, then thereafter either party may terminate the agreement upon written notice to the other party. If Mr. Schroeder’s employment is terminated by the Company or by Mr. Schroeder for good reason, as defined in the agreement, Mr. Schroeder will receive a severance payment in an amount equal to his salary for the period extending from termination until the earlier of eighteen months after termination or January 17, 2008. In such event, all options held by Mr. Schroeder to purchase common stock of the Company shall be immediately vested and exercisable until the Safe Harbor Extension Date, provided that options whose exercise price is higher than the fair market value of common stock of the Company as of the date of termination shall be exercisable until the latest of (i) the Safe Harbor Extension Date, (ii) if guidance is issued under Section 409A of the Internal Revenue Code before the Safe Harbor Extension Date permitting the extension of the exercise period of such options, and such extension does not result in a charge to the Company, then the latest date permitted by such guidance (but in no event later than the ten-year anniversary of the grant date of such options), and (iii) if guidance is issued under Section 409A before the Safe Harbor Extension Date providing that the extension of the exercise period of such options does not cause Section 409A to apply to such options, and such extension does not result in a charge to the Company, then the ten-year anniversary of the grant date of such options.

On January 17, 2006, the Company announced that Ambrose L. Schwallie had been appointed as chief executive officer and a member of the Company’s board of directors. Mr. Schwallie will receive a salary of $400,000 per year and will be eligible to receive a bonus under the Company’s performance incentive plan. In connection with Mr. Schwallie’s employment, the Company granted Mr. Schwallie an option to purchase 500,000 shares of common stock at an exercise price of $8.84 per share. The option will vest as to 25% of the original number of shares on the first anniversary of the grant date and as to an additional 25% of the original number of shares at the end of each successive year following the first anniversary of the grant date until the fourth anniversary of the grant date. In the event Mr. Schwallie’s employment is terminated prior to the first anniversary of the grant date, he will nevertheless be entitled to exercise the option to purchase the 125,000 shares as to which the option would have otherwise vested on the first anniversary of the grant date. The Company also issued Mr. Schwallie 28,280 shares of common stock at a price of $.01 per share. These shares are fully vested but may not be transferred prior to January 16, 2007. In addition, the Company issued Mr. Schwallie 100,000 shares of restricted common stock at a price of $.01 per share. Such shares are subject to a re-acquisition right in favor of the Company during the first year after grant at a price of $.01 per share if Mr. Schwallie’s employment ceases for any reason. The Company has also agreed to make the following issuances of common stock to Mr. Schwallie at a price of $.01 per share under the following conditions: 100,000 shares of common stock will be granted if the company meets or exceeds the revenue, income and cash flow targets for 2006 approved by the Company’s board of directors, 100,000 shares of common stock will be granted if the Company has, while Mr. Schwallie is serving as chief executive officer, achieved two consecutive quarters of positive operating cash flow prior to June 30, 2007 and 100,000 shares of common stock will granted if the Company achieves, while Mr. Schwallie is serving as chief executive officer, four consecutive quarters of revenue totaling $100 million prior to June 30, 2008, with the gross margin on that revenue being at least 20%. If a change in control event, as defined in the Company’s 2003 stock incentive plan and meeting parameters to be determined by the board of directors, occurs, and Mr. Schwallie is still employed by the Company, any restricted common stock described in the preceding sentence and not yet granted would be awarded to Mr. Schwallie unless it is no longer possible for the respective targets to be met. These option and stock awards were made as inducement grants pursuant to Section 4350(i)(1)(A)(iv) of the NASD Marketplace Rules.

On September 1, 2005, the Company entered into an agreement with Clint Coleman, formerly President of Northern, under which Mr. Coleman will serve as the Company’s executive vice president for corporate development. The agreement provides for an employment period ending June 30, 2007, which may be extended for an additional year in the event of the sale of substantially all of the Company’s assets or business to a third party. The agreement allows for Mr. Coleman to work less than full time and to be compensated on a pro-rata basis at his current annual base pay rate of $181,600. During each of the three calendar years covered by the employment period, Mr. Coleman will be eligible to receive options to purchase up to 40,000 shares of common stock of the Company, subject to achievement of certain milestones.

Following the employment period, the Company will pay 50% of the premiums for Mr. Coleman’s health care insurance through age 65, unless he is eligible for health insurance through another employer.

Certain Transactions

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to indemnify such directors and executive officers to the fullest extent permitted by Delaware law.

Other Related Party Transactions

At the time of the Northern acquisition, Dr. Shaw served as chairman of the board of directors of Northern and chairman of the board of directors of Proton. Venture funds affiliated with Dr. Shaw then owned approximately 12% of the common stock of Proton and 52% of the stock of Northern. Due to these interests, the board of directors of Northern appointed a special transaction committee composed of three directors, none of whom were affiliated with Proton, to conduct negotiations with respect to the Northern merger on behalf of Northern, and the board of directors of Proton appointed a special transaction committee composed of three directors, none of whom were affiliated with Northern, to conduct negotiations with respect to the Northern merger on behalf of Proton. Dr. Shaw did not participate in these negotiations. In the acquisition, the funds affiliated with Dr. Shaw received an aggregate of $9,031,597 in cash, 1,025,873 shares of the Company’s common stock and warrants to purchase 1,083,031 shares of the Company’s common stock in exchange for their shares of Northern stock.

Contemporaneously with his employment by the Company, Mr. Schwallie purchased 56,561 shares of Company common stock from the Company in a private placement at a purchase price of $8.84 per share.

Compensation Committee Report on Executive Compensation

This report addresses the compensation policies of the Company applicable to its officers during fiscal 2005. The Company’s executive compensation program is administered by the compensation committee of the board of directors, which is composed of non-employee directors. The compensation committee is responsible for determining the compensation package of each executive officer, including the chief executive officer. In fiscal 2005, the board of directors did not modify in any material way or reject any action or recommendation of the compensation committee with respect to executive officer compensation.

Executive Compensation Program

The Company’s primary objective in developing executive compensation policies is to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of the executive officers with the stockholders of the Company.

The Company’s executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as life insurance benefits, the 2003 Employee Stock Purchase Plan and the Company’s 401(k) savings plan.

Base Salary.    At the beginning of each year, the compensation committee establishes an annual salary plan for the Company’s senior executive officers based on each individual’s current base salary, base salaries paid by comparable companies to executives with similar responsibilities, the Company’s performance and the individual’s performance as measured by specific objectives.

Annual Incentive Compensation.    The Company’s executive bonus program is designed to provide its senior executive officers with cash incentives to achieve the Company’s goals. At the beginning of each year, the compensation committee establishes target annual bonuses for each executive officer, based on specific corporate and individual milestones and objectives. Cash bonuses are paid annually. For fiscal 2005, annual cash bonuses paid to the Named Executive Officers totaled $94,000.

Long-Term Equity Incentives.    The Company’s stock option program is designed to promote the identity of long-term interests between the Company’s employees and its stockholders and to assist in the retention of employees. The size of an executive’s option grant is generally intended by the compensation committee to reflect the executive’s position with the Company and his contributions to the Company. Executive stock options typically vest over a four-year period to encourage continued employment by the Company. In fiscal 2005, all stock options were granted at an option price equal to the fair market value of the common stock on the date of the grant.

Benefits

The Company’s executive officers are entitled to receive medical and life insurance benefits and to participate in the Company’s 401(k) retirement savings plan on the same basis as other full-time employees of the Company. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for fiscal 2005 for any of the Named Executive Officers.

Summary of Compensation of President

In fiscal 2005, Mr. Schroeder, the Company’s president, received base compensation of $308,986 and options to purchase 40,000 shares of common stock. Mr. Schroeder’s base salary was set by the compensation committee in the manner described above. Mr. Schroeder’s stock option grants were based on Mr. Schroeder’s position with the Company and the Company’s achievement of certain objectives for 2005, including technical and product achievements, product shipments, financial targets, organizational goals, strategic initiatives, and the creation of shareholder value.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The compensation committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to the Company’s executive officers through option issuances under the Company’s stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s stock incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the compensation committee of the board of directors.

Paul F. Koeppe

Gerald B. Ostroski

James H. Ozanne

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Mr. Koeppe (Chair), Mr. Ostroski and Mr. Ozanne. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the compensation committee of the Company.

Report of the Audit Committee of the Board of Directors

The audit committee of the Company’s board of directors is composed of four members, all of whom are independent as defined by the rules of the NASDAQ Stock Market.

The audit committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and to issue a report on those financial statements in accordance with accounting principles generally accepted in the United States. The audit committee is responsible for monitoring and overseeing these processes. As appropriate, the audit committee reviews and evaluates, and discusses with the Company’s management, internal accounting, financial personnel and the Company’s registered public accounting firm, the following:

•	the plan for, and the Company’s registered public accounting firm’s report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

Management represented to the audit committee that the Company’s financial statements had been prepared in accordance with generally accepted accounting principles.

The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees), or SAS 61, with PricewaterhouseCoopers LLP, the Company’s registered public accounting firm. SAS 61 requires the Company’s registered public accounting firm to discuss with the Company’s audit committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the Company’s registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in such firm’s professional judgment may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The audit committee also considered whether the Company’s registered public accounting firm’s provision of certain other, non-audit related services to the Company, which are referred to below under “Proposal 2—Ratification of Selection of Registered Public Accounting Firm,” is compatible with maintaining such firm’s independence from the Company.

Based on its discussions with management and the Company’s registered public accounting firm, and its review of the representations and information provided by management and the Company’s registered public accounting firm, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the audit committee of the board of directors.

Gerald B. Ostroski

James H. Ozanne

Theodore Stern

Robert W. Shaw, Jr.

Comparative Stock Performance

The following graph compares the cumulative total stockholder return on the common stock of the Company from September 28, 2000 (the first trading date following the Company’s initial public offering) to December 31, 2005 with the cumulative total return of (i) the NASDAQ Stock Market and (ii) a peer group, selected by the Company, consisting of companies that develop fuel cell products (the “Peer Group”). The Peer Group is composed of Ballard Power Systems, Inc., FuelCell Energy, Inc., Hydrogenics Corporation, Millenium Cell Inc., Plug Power Inc, and for the period prior to its acquisition by Hydrogenics Corporation in 2005, Stuart Energy Systems Corporation (the “Peer Index”). This graph assumes the investment of $100.00 on September 29, 2000 in the Company’s common stock, the NASDAQ Stock Market and the Peer Index, and assumes any dividends are reinvested.

Equity Compensation Plan Information

The following table provides information as of December 31, 2005 with respect to shares of the Company’s common stock that may be issued under equity compensation plans:

	a	b	c
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column (a))
Equity Compensation Plans Approved by Shareholders:
2003 Employee Stock Purchase Plan	—	$—	105,077
1996 and 1998 Stock Option Plans, 2000 and 2003 Stock Incentive Plans	3,130,950	$6.33	1,845,146
Equity Compensation Plans Not Approved by Shareholders:
January 2006 Restricted Stock Grants and Option Grant	500,000	$8.84	300,000

PROPOSAL 2—RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors has selected the firm of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year. Although stockholder approval of the board of directors’ selection of PricewaterhouseCoopers LLP is not required by law, the board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the board of directors may reconsider its selection of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP served as the Company’s registered public accounting firm for the year ended December 31, 2005.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Audit Fees for 2005 and 2004

During the fiscal year ended December 31, 2005, PricewaterhouseCoopers LLP was employed principally to perform the annual audit and to render audit-related and tax services. Pursuant to the audit committee charter, all PricewaterhouseCoopers LLP services must be pre-approved by the audit committee. Fees paid to PricewaterhouseCoopers LLP for each of the last two fiscal years are listed in the following table. For fiscal 2005, audit fees include an estimate of amounts not yet billed.

	2005		2004
Audit fees	465,404	(a)	$561,000	(b)
Audit-related fees	3,015		2,000
Tax fees	28,500	(c)	50,275	(c)
All other fees	—		—

Total	496,919		613,275

(a)	All of these fees are for the audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting, quarterly reviews, and accounting consultations related to the audited financial statements, which occurred in 2005 and 2004, respectively.

(b)	These fees include $35,200 related to the acquisition of Northern and $187,000 for fees associated with testing of internal controls.
(c)	All of these fees are for tax return preparation and review, as well as tax related consultations with respect to the preparation of tax returns.

The audit committee has adopted procedures for pre-approving all audit and non-audit services provided by the Company’s registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. In addition, the audit committee has established a policy that the fees paid for non-audit services are less than the fees paid for audit services. Audit committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the Company’s registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the audit committee considers whether such services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The audit committee also considers whether the Company’s registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The audit committee may delegate pre-approval authority to one or more members of the audit committee. The audit committee periodically monitors the services rendered and actual fees paid to the Company’s registered public accounting firm to ensure that such services are within the parameters approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 2005 the Reporting Persons complied with all Section 16(a) filing requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or phone number: Distributed Energy Systems Corp., 10 Technology Drive, Wallingford, CT 06492, telephone (203) 678-2000, Attention: John A. Glidden, Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or, if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER MATTERS

The board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in the proxy statement for the 2007 Annual Meeting of Stockholders, stockholder proposals, including director nominations, must be submitted to the Secretary of the Company at its principal executive offices at 10 Technology Drive, Wallingford, CT 06492 no later than the close of business on December 20, 2006.

If a stockholder of the Company wishes to present a proposal, including director nominations, directly at the 2007 Annual Meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the first anniversary of the 2006 Annual Meeting; provided that, in the event the date of the 2007 Annual Meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2006 Annual Meeting, notice by the stockholder must be received not earlier than the 90th day prior to the 2007 Annual Meeting and not later than the close of business on the later of (i) the 60th day prior to the 2007 Annual Meeting and (ii) the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting, the proxies designated by the board of directors of the Company will have discretionary authority to vote on any such proposal. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors,

John A. Glidden

Secretary

April 20, 2006

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY ALSO VOTE ELECTRONICALLY AS DIRECTED ON THE PROXY. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

DISTRIBUTED ENERGY SYSTEMS CORP. C/O AMERICAN STOCK TRANSFER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Distributed Energy Systems Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Distributed Energy Systems Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE SIGN, DATE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DESYS1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISTRIBUTED ENERGY SYSTEMS CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

Vote on Directors				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.
1.	To elect the following two (2) Class III directors (except as marked at right) for a three (3) year term.			All	For All	Except
				☐	☐	☐
Nominees:	01) Walter W. Schroeder
02) Robert W. Shaw, Jr.

Vote on Proposal							For	Against	Abstain
2.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year.						☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Note:	Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting	☐	☐
	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

DISTRIBUTED ENERGY SYSTEMS CORP.

Tuesday, June 6, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

DISTRIBUTED ENERGY SYSTEMS CORP.

Proxy for the Annual Meeting of Stockholders to be held Tuesday, June 6, 2006

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned having received notice of the meeting and management’s proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Ambrose L. Schwallie and John A. Glidden, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Distributed Energy Systems Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hartford Windsor Airport Hotel, 28 Day Hill Road, Windsor, Connecticut, on Tuesday, June 6, 2006 at 10:00 a.m. local time, and at any adjournment thereof (the “Meeting”).

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

Address Changes/Comments: ___________________________________________________________________
________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)